As filed with the Securities and Exchange Commission on June 28, 1995

                                                     Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                Kerr Group, Inc.
            (Exact name of registrant as specified in its charter)

            Delaware                             95-0898810
(State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)          Identification Number)

1840 Century Park East
Los Angeles, California                             90067
(Address of principal executive offices)         (zip code)


     Kerr Group, Inc. Amended and Restated 1993 Employee Stock Option Plan
                           (Full title of the plan)

                                Roger W. Norian
                Chairman, President and Chief Executive Officer
                               Kerr Group, Inc.
                            1840 Century Park East
                         Los Angeles, California 90067

                    (Name and address of agent for service)

                                (310) 556-2200

         (Telephone number, including area code, of agent for service)



                                   COPY TO:
                            Harvey L. Sperry, Esq.
                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                              New York, NY 10022
                                (212) 821-8000













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                        CALCULATION OF REGISTRATION FEE



                              Proposed         Proposed
Title of                      maximum          maximum
securities    Amount          offering         aggregate     Amount of
to be         to be           price            offering      registration
registered    registered      per share (2)    price         fee



Common Stock,
$0.50 par
value per
share         180,000(1)       $7.5625         $1,361,250    $469.40





(1) Represents the shares issuable upon the exercise of options granted under the Kerr Group, Inc. Amended and Restated 1993 Employee Stock Option Plan (the "Employee Stock Option Plan").

(2) These calculations have been made solely for the purposes of estimating the registration fee pursuant to Rule 457(h). The fee was calculated using the average of the high and low price of the Common Stock on the NYSE on June 27, 1995.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Kerr Group, Inc., a Delaware corporation ("Company"), are incorporated herein by reference:

               (a) The Company's Registration Statement on Form S-8, Registration No. 33-70806, dated October 25, 1993;

               (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

               (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

               (d)  The Company's Current Report on Form
          8-K, dated May 10, 1995;

               (e) The description of Company's Common Stock, par value $0.50 per share (the "Common Stock"), which is contained in the prospectus filed with an amendment to the Company's Registration Statement No. 2-65326 under the Securities Act of 1933, as amended (the "Securities Act"), on September 14, 1979.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Harvey L. Sperry, a partner of Willkie Farr and Gallagher, is a director of the Company and beneficially owns 25,034 shares of Common Stock.






















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Item 8.   EXHIBITS

Exhibit No.

     5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the securities being registered.

     23.1      Consent of KPMG Peat Marwick.

     23.2      Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

     24        Powers of Attorney (reference is made to the signature page).






















































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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 20, 1995.

                                   KERR GROUP, INC.
                                   (Registrant)



                                   By:  /s/ Roger W. Norian
                                        Roger W. Norian
                                        Chairman, President and
                                        Chief Executive Officer

                               Power of Attorney

          Each person whose signature appears below hereby constitutes and appoints Roger W. Norian and Harvey L. Sperry and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature             Capacity                    Date


/s/ Roger W. Norian       Chairman, President     June 20, 1995
Roger W. Norian           and Chief Executive
                          Officer

/s/ Gordon C. Hurlbert    Director                June 20, 1995
Gordon C. Hurlbert

/s/ Michael C. Jackson    Director                June 20, 1995
Michael C. Jackson

/s/ John D. Kyle          Director                June 20, 1995
John D. Kyle

/s/ James R. Mellor       Director                June 20, 1995
James R. Mellor

/s/ Robert M. O'Hara      Director                June 20, 1995
Robert M. O'Hara

/s/ Harvey L. Sperry      Director                June 20, 1995
Harvey L. Sperry

/s/ D. Gordon Strickland  Senior Vice President,  June 20, 1995
D. Gordon Strickland      Finance and Chief
                          Financial Officer
                          (Principal Financial
                          Officer)

/s/ J. Stephen Grassbaugh Vice President and      June 20, 1995
J. Stephen Grassbaugh     Controller (Principal
                          Accounting Officer)

                               INDEX TO EXHIBITS


Exhibit No.                                             Page


5              Opinion of Willkie Farr &
               Gallagher, counsel to the
               Company, as to the legality of
               the securities being registered.

23.1           Consent of KPMG Peat Marwick.

23.2           Consent of Willkie Farr & Gallagher
               (contained in Exhibit 5).

24 Powers of Attorney (reference is made to the signature page).